Exhibit 99.1

Citadel Broadcasting Corporation FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports 2006 First Quarter Operating

Results

•	Net income per basic share of $0.09 (including $0.02 per basic share of non-cash stock-based compensation)

Las Vegas, Nevada, May 4, 2006—Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the first quarter of 2006.

March 31, 2006 – First Quarter Results

Net revenues for the first quarter of 2006 were a record $94.0 million compared with $92.0 million in the first quarter of 2005, an increase of $2.0 million, or 2.2%. The increase in revenues was principally due to higher revenues in Boise, ID, Lafayette, LA, and Tucson, AZ, partially offset by lower revenues in Colorado Springs, CO, Knoxville, TN, and Nashville, TN. Net revenues in the first quarter of 2006 were also affected by lower revenues at the Company’s stations in the New Orleans market as a result of Hurricane Katrina in August 2005.

Operating income for the first quarter of 2006 was $23.5 million compared to $26.1 million in the corresponding 2005 period, a decrease of $2.6 million, or 10.0%. The decrease was primarily due to an increase of approximately $3.6 million of non-cash stock-based compensation expense recognized pursuant to Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment.

Station operating income (as detailed in the attached table, is generally defined as operating income plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was $36.8 million for the first quarter of 2006 compared to $35.6 million for the first quarter of 2005, an increase of $1.2 million, or 3.4%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company reported record revenues and station operating income for the quarter in spite of a continued tough environment in the radio industry and the decline in revenue from our New Orleans stations.” Mr. Suleman added that “pursuant to the Company’s stock repurchase program initiated in July of 2004, the Company has continued to repurchase shares of its common stock. In addition to the continued stock repurchases, our Board of Directors declared our second quarterly dividend to our common stockholders of $0.18 per share. The repurchase of its stock and the quarterly dividend underscore the Company’s commitment to enhance shareholder value.”

Net interest expense increased to $6.9 million for the quarter ended March 31, 2006 from $4.5 million for the quarter ended March 31, 2005, an increase of $2.4 million, or 53.3%. The increase in net interest expense was due to an increase in outstanding borrowings, primarily as a result of the repurchase of shares of outstanding common stock of the Company, as well as higher overall interest rates under the Company’s senior debt during the quarter ended March 31, 2006 as compared to the same period in 2005.

Income tax expense for the quarter ended March 31, 2006 was $7.1 million (substantially all non-cash) compared to $9.7 million (substantially all non-cash) for the quarter ended March 31, 2005, a decrease of $2.6 million, or 26.8%.

Net income for the quarter ended March 31, 2006 was $9.5 million, or $0.09 per basic share, as compared to $11.9 million, or $0.10 per basic share, for the same period in 2005. Included in net income for the quarter ended March 31, 2006 and 2005 was approximately $2.5 million and $0.4 million, respectively, of non-cash stock-based compensation expense, net of tax, recognized pursuant to SFAS No. 123(R). Excluding such non-cash stock-based compensation expense, net income per basic share would have been approximately $0.11 and $0.10 for the quarter ended March 31, 2006 and 2005, respectively. On a fully diluted basis, net income per share was $0.08 in the first quarter of 2006 compared to $0.09 in the first quarter of 2005.

Free cash flow (as detailed in the attached table, is generally defined as operating income (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was $24.4 million for the three months ended March 31, 2006 compared to $25.6 million for the three months ended March 31, 2005, a decrease of $1.2 million, or 4.7%. Higher station operating income was offset primarily by increased interest expense as a result of the Company’s stock repurchase programs. Pursuant to these repurchase programs, the Company’s basic weighted average common shares outstanding for the three months ended March 31, 2006 as compared to the comparable prior year period decreased by 9.4%. During the first quarter of 2006, the Company purchased approximately 3.3 million shares of its common stock for an aggregate amount of $39.9 million. Since the inception of the stock repurchase programs, the Company has purchased approximately 23.1 million shares of its common stock, or 41% of its public float, for an aggregate amount of $307.0 million.

Transaction with ABC Radio

On February 6, 2006, the Company and The Walt Disney Company announced that the Board of Directors of both companies approved a definitive agreement to combine ABC Radio, which includes 22 radio stations and the ABC Radio Networks, with the Company. The newly combined company, to be named Citadel Communications, will be the third largest radio group in the United States, with a strong national footprint reaching more than 50 markets. Closing of the merger is subject to the satisfaction or waiver of several conditions specified in the merger agreement, including receipt of federal antitrust, communications and tax regulatory approvals. On March 31, 2006, the parties received the first of such consents from the Federal Trade Commission.

Our Station Portfolio

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 164 FM and 58 AM radio stations in 49 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; changes in the Company’s dividend policy or stock repurchase programs; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements; and the risk that the proposed business combination with The Walt Disney Company may be delayed or not close. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Transaction with ABC Radio and Where to Find It

In connection with the Company’s proposed business combination with a subsidiary of The Walt Disney Company (“TWDC”), the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders are urged to read these when they become available because they will contain important information about the Company, certain subsidiaries of TWDC and the combination. The information statement, prospectus and other relevant materials (when they become available), and any other documents filed by the Company or TWDC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company by directing a written request to: Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations. Investors and security holders are urged to read the information statement, prospectus and the other relevant materials when they become available before making any investment decision with respect to the combination.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Net broadcasting revenue	$93,999	$92,035
Operating Expenses:
Cost of revenues	28,519	27,671
Selling, general and administrative	30,061	28,792
Corporate general and administrative	6,075	3,836
Local marketing agreement fees	313	466
Depreciation and amortization	5,533	5,672
Other, net	10	(494)

Operating expenses	70,511	65,943

Operating income	23,488	26,092

Interest expense, net, including amortization of debt issuance costs of $458 and $460, respectively	6,857	4,518

Income before income taxes	16,631	21,574
Income tax expense	7,106	9,689

Net income	$9,525	$11,885

Net income per share—basic	$0.09	$0.10

Net income per share—diluted	$0.08	$0.09

Weighted average common shares outstanding:
Basic	111,595	123,205

Diluted	127,362	139,157

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s station operating income for the three months ended March 31, 2006 and 2005. The Company defines station operating income as net income adjusted to exclude the following line items included in its Statement of Operations: income tax expense, net interest expense, other, net, depreciation and amortization, local marketing agreement fees, non-cash stock compensation, and corporate general and administrative expenses.

Station operating income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since station operating income is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station operating income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As station operating income excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of station operating income to net income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended March 31,
	2006	2005
Station operating income	$36,774	$35,572
Corporate general and administrative, excluding related portion of non-cash stock compensation	3,235	3,235
Non-cash stock compensation	4,195	601
Local marketing agreement fees	313	466
Other, net	10	(494)

Operating income before depreciation & amortization	29,021	31,764
Depreciation and amortization	5,533	5,672

Operating income	23,488	26,092
Net interest expense	6,857	4,518

Income before income taxes	16,631	21,574
Income tax expense	7,106	9,689

Net income	$9,525	$11,885

Free cash flow is defined as operating income (i) plus depreciation, amortization and non-cash stock compensation expense and other, net (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended March 31,
	2006	2005
Operating income	$23,488	$26,092
Plus
Depreciation and amortization	5,533	5,672
Non-cash stock compensation	4,195	601
Other, net	10	(494)
Minus
Net interest expense	(6,857)	(4,518)
Amortization of debt issuance costs	458	460
Capital expenditures	(2,162)	(1,510)
Cash taxes	(219)	(679)

Free cash flow	$24,446	$25,624

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following table reconciles financial measures excluding stock compensation expense to reported financial measures included herein. The Company believes that adjusting its financial results for stock compensation expense due to the adoption of SFAS No. 123(R) provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended March 31, 2006
	As Reported	Stock Compensation Expense	Excluding Stock Compensation Expense
Net broadcasting revenue	$93,999	$—	$93,999

Operating Expenses:
Cost of revenues	28,519	612	27,907
Selling, general and administrative	30,061	743	29,318
Corporate general and administrative	6,075	2,840	3,235
Local marketing agreement fees	313	—	313
Depreciation and amortization	5,533	—	5,533
Other, net	10	—	10

Operating expenses	70,511	4,195	66,316

Operating income	23,488	(4,195)	27,683

Interest expense, net, including amortization of debt issuance costs of $458	6,857	—	6,857

Income before income taxes	16,631	(4,195)	20,826

Income tax expense	7,106	(1,649)	8,755

Net income	$9,525	$(2,546)	$12,071

Net income per share—basic	$0.09	$(0.02)	$0.11

Net income per share—diluted	$0.08	$(0.02)	$0.10

Weighted average common shares outstanding:
Basic	111,595	111,595	111,595

Diluted	127,362	127,362	127,362

Contact: Citadel Broadcasting Corporation

                Patricia Stratford (702) 804-5200